Exhibit 107

Calculation of Filing Fee Table

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

(Form Type)

Crown LNG Holdings Limited

(Exact Name of Registrant As Specified in its Charter) Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to Be Paid	Equity	Pubco Ordinary Shares, no par value (Secondary Offering) (2)	457(g)	17,346,632	11.50 (3)	$199,486,268	0.00014760	$ 29,444.17

	Equity	Pubco Ordinary Shares, no par value (Secondary Offering) (4)	457(c)	31,120,801	0.31 (5)	$9,647,448.31	0.00014760	$1,423.96

	Equity	Pubco Ordinary Shares, no par value (Secondary Offering) (6)	457(c)	434,450,745	0.2925 (7)	$127,076,843	0.00015310	$19,455.4646

	Equity	Pubco Ordinary Shares, no par value (Secondary Offering) (8)	457(c)	5,112,247	0.71125 (9)	$3,636,085.68	0.00015310	$556.6847

	Total Offering Amounts					$		$50,880.2793

	Total Fees Previously Paid							$50,880.2793

	Total Fee Offsets							$—

	Net Fees Due							$—

(1) Pursuant to Rule 416(a) promulgated under the U.S. Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(2) Reflects the offer and resale of 17,346,632 Pubco Ordinary Shares consisting of (i) up to 10,000,000 Pubco Ordinary Shares that are issuable by upon exercise of 10,000,000 warrants, which were included in the units sold in the Catcha’s IPO, and were assumed by Pubco at the Closing (as defined below), with each whole warrant exercisable for one Ordinary Share at an exercise price of $11.50 per whole share, (ii) up to 5,333,333 Pubco Ordinary Shares that are issuable by upon the exercise of 5,333,333 warrants, which originally issued in a private placement simultaneously with Catcha’s IPO, and were assumed by Pubco at the Closing, with each whole warrant exercisable for one Ordinary Share at an exercise price of $11.50 per whole share, (iii) up to 1,865,799 of Ordinary Shares that are issuable by upon exercise of 1,865,799 warrants issued to Catcha Holdings LLC (the “Sponsor”), and (iv) up to 147,500 Pubco Ordinary Shares that are issuable by upon the exercise of 147,500 warrants issued to Helena Special Opportunities LLC (“Helena”), pursuant to the Securities Purchase Agreement dated as of June 4, 2024 between Helena and Crown (the “Securities Purchase Agreement”).

(3)   Reflects the Pubco Ordinary Shares that may be issued upon exercise of the Warrants at an exercise price of $11.50 per Common Share.

(4)  Represents the offer and sale from time to time, subject to the contractual lock-ups described in the Lock-up Agreements of up to an aggregate of 31,120,801 Pubco Ordinary Shares, consisting of (i) 19,229,215 Pubco Ordinary Shares issued to insiders of Crown (such shareholders, the “Crown Legacy Holders”) who held securities of Crown prior to the closing (the “Closing”) of the business combination with Catcha (as further described herein, the “Business Combination”), (ii) 838,723 Pubco Ordinary Shares that were issued to the Sponsor upon conversion of 838,723 Catcha Class B ordinary shares, par value $0.0001 per share (“Class B Ordinary Shares”), of Catcha that were initially issued in a private placement prior to the IPO, (iii) 202,863 Pubco Ordinary Shares issued by us to certain accredited investors (the “PIPE Investors”) pursuant to subscription agreements entered May 6, 2024 and May 14, 2024, by and between Pubco, Catcha, and the PIPE Investors (“PIPE Agreements”), (iv) 600,000 Pubco ordinary shares issuable to JVB in connection with engagement letter dated November 3, 2024, pursuant to which JVB, acting through its Cohen & Company Capital Markets Division, was engaged by Pubco to act as placement agent in connection with a line of credit (the “JVB Engagement Shares”) and (v) up to 8,850,000 of Pubco Ordinary Shares that are issuable to Helena through a private placement for the issuance of convertible notes (the “SPA Notes”), pursuant to the Securities Purchase Agreement.

(5) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, as amended, based on the average of the high and low reported trading prices of the Registrant’s Common Shares as reported on the Nasdaq Global Market on September 25, 2024, such date being within five business days of the date that this Registration Statement was filed with the SEC.

(6) Represents the offer and sale from time to time of up to an aggregate of 435,850,835 Pubco Ordinary Shares, consisting of: (i) up to 16,150,000 of Pubco Ordinary Shares that are issuable to Helena at $0.3088 per share through a private placement for the issuance of convertible notes (the “SPA Notes”), (ii) up to 551,633 of our Ordinary Shares that are issuable to Frisak & Partners AS through a conversion of the certain convertible notes (the “Frisak Note”) at $0.341 per share; (iii) up to 3,871,772 of our Ordinary Shares that are issuable to certain investors through a conversion of a convertible note at $0.2788 per share and 4,055,466 of our Ordinary Shares that are issuable to certain investors through a conversion of a convertible note at $0.2709 per share (the “Private Notes”), (iv) up to 227,252,067 of our Ordinary Shares that are issuable to certain investors pursuant to the KGLNG Agreement (the “KGLNG Shares”) at $0.264 per share, (v) up to 94,688,361 of our Ordinary Shares that are issuable to certain investors pursuant to the GBTRON Agreement (the “GBTRON Shares”) at $0.264 per share, (vi) up to 30,000,000 of our Ordinary Shares that are issuable to certain investors pursuant to the Arena Agreement (the “Arena Shares”) at $0.3173 per share, (vii) up to

1,603,326 of our Ordinary Shares that are issuable to certain investors through settlement of a loan agreement between Pubco, Crown, and each investor (the “BDO Shares”), (viii) up to 22,228,239 of our Ordinary Shares that are issuable to certain investors through a conversion of the certain convertible notes (the “CIO Notes”) at $0.44 per share, (ix) up to 8,888,170 of our Ordinary Shares (the “Exclusivity Shares”) that are issuable to GBTRON Lands Limited through a conversion of a convertible note to settle fees related to the exclusivity of the GBTRON Agreement, (x) 15,503 Pubco Ordinary Shares issued at $10.00 per share by us to certain accredited investors (the “Subscription Investors”) pursuant to subscription agreements, (xi) 687,096 of our Ordinary Shares that are issuable to Sean Butcher pursuant to the subscription agreement dated October 31, 2024 (the “Butcher Shares”) at $0.29108 per share, (xii) 623,174 of our Ordinary Shares that are issuable to Rajesh Gupta pursuant to the subscription agreement dated October 4, 2024 (the “Gupta Shares”) at $0.28082 per share, (xiii) 5,685,618 of our Ordinary Shares that are issuable to Black Kite AS (the “Black Kite Shares”) through a conversion of a convertible note at $0.264024 per share, (xiv) 11,118,723 of our Ordinary Shares that are issuable as follows: Shakul Sharma: 4,933,893, Rajesh Gupta: 1,243,929, Jai Kataria: 1,524,300, Abeer Agrawal: 1,913,256, Service invest AS: 900,000, Groble Invest AS: 502,335, Captiva AS: 50,505, and VIB Invest: 50,505 (the “Kataria Shares”) through a conversion of a convertible note at $0.264024 issued by Pubco to Swapan Kataria, (xv) 7,871,138 of our Ordinary Shares that are issuable to Gantt Consulting AS (the “Gantt Shares”) through a conversion of a convertible note at $0.264024 per share, (xvi) 483,988 of our Ordinary Shares that are issuable to Norse Partners LLC (the “Norse Partners Shares”) pursuant to a letter agreement between Pubco and Norse Partners LLC, (xvii) 36,917 issued to Robert Fernstrom at $0.44 per share, (xxviii) 39,554 issued to Jed A. Bowen at $0.44 per share;

(7)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, as amended, based on the average of the high and low reported trading prices of the Registrant’s Common Shares as reported on the Nasdaq Global Market on December 17, 2024, such date being within five business days of the date that this Registration Statement was filed with the SEC

(8) up to 2,000,000 shares of Pubco ordinary shares that are issuable to J.V.B. Financial Group, LLC (“JVB”) upon the exercise of the Convertible Note issued by Pubco to JVB on July 24, 2024, which was issued in a principal amount of $1,000,000 and is convertible into Pubco Ordinary Shares based on a discount to prevailing market prices of the Pubco Ordinary Shares (the “JVB Note Shares”), 1,133,080 Ordinary Shares issued to Helena pursuant to that certain Extension Agreement by and between Pubco and Helena, and up to 1,979,167 shares issuable to Polar Multi- Strategy Master Fund at approximately $0.95 per share, pursuant to conversion of promissory notes dated July 8, 2024.

(9) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, as amended, based on the average of the high and low reported trading prices of the Registrant’s Common Shares as reported on the Nasdaq Global Market on January 16, 2025, such date being within five business days of the date that this Registration Statement was filed with the SEC